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                                                                   EXHIBIT 5.2


                   [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                  June 25, 1998

                                                                  C29003-00721

Fleetwood Enterprises, Inc.
Fleetwood Capital Trust
3125 Myers Street
Riverside, California  92503-5527

     Re:  FLEETWOOD ENTERPRISES, INC.
          FLEETWOOD CAPITAL TRUST
          REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-51873)

Ladies and Gentlemen:

     We acted as special counsel to Fleetwood Capital Trust, a Delaware statutory business trust (the "Trust"), and Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Trust of 5,750,000 shares of 6% Convertible Trust Preferred Securities (the "Preferred Securities") and the issuance and sale by the Company of $296,400,000 in aggregate principal amount of 6% Convertible Subordinated Debentures (the "Convertible Subordinated Debentures"). We are acting as special counsel to the Company and the Trust in connection with the registration of the Preferred Securities, the Convertible Subordinated Debentures, the Fleetwood Common Stock issuable upon conversion of either the Preferred Securities or the Convertible Subordinated Debentures, and the Preferred Securities Guarantee by the Company (collectively, the "Securities").

     In rendering the opinions set forth herein, we have examined the Registration Statement on Form S-3 (Registration No. 333-51873), and the Prospectus which constitutes a part thereof (collectively, the "Registration Statement"), with respect to the Securities and such other documents, records and matters of law as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to


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Fleetwood Enterprises, Inc.
Fleetwood Capital Trust
June 25, 1998
Page 2



agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of the Trust, the Company and others. All capitalized terms used but not otherwise defined herein have the meanings accorded to such terms in the Purchase Agreement.

     In connection with our examination, we have assumed that:

          (a) the Preferred Securities and the Convertible Subordinated Debentures conform to the specimens thereof certified by the Company and examined by us;

          (b) the Trustee is a banking corporation with trust powers duly organized, validly existing and in good standing under the laws of New York and the Trustee is authorized to do business as a trustee in New York;

          (c) the Trustee has all requisite power and authority to accept appointment as trustee under the Declaration and the Indenture and to execute, deliver and perform its obligations under each of the Declaration and the Indenture, and the execution and delivery of the Declaration and the Indenture and the performance by the Trustee of its obligations thereunder have been duly authorized by all necessary action by the Trustee, and do not and will not violate any provision of any law, rule or regulation of the State of New York or of the federal law of the United States of America applicable to the Trustee; and

          (d) the Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

          1. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, the Indenture has been duly executed and delivered by the Company and the Indenture is a legal, valid, binding and enforceable agreement of the Company.

          2. The execution and delivery of the Convertible Subordinated Debentures have been duly authorized by all necessary corporate action of the Company, and the Convertible Subordinated Debentures have been duly executed and delivered by the Company and are the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.



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Fleetwood Enterprises, Inc.
Fleetwood Capital Trust
June 25, 1998
Page 3


          3. The execution and delivery of the Declaration have been duly authorized by all necessary corporate action of the Company, and the Declaration has been duly executed and delivered by the Company.

          4. The execution and delivery of the Guarantee Agreement have been duly authorized by all necessary corporate action of the Company, and the Guarantee Agreement has been duly executed and delivered by the Company, and is a legal, valid, binding and enforceable agreement of the Company.

     The foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

          A. We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the federal laws of the United States of America, (ii) the laws of the State of New York and (iii) to the limited extent set forth below, the Delaware General Corporation Law. We are not admitted to practice law in the State of Delaware, although we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render our opinions herein. No opinion is expressed by us as to matters of conflict or choice of law. The opinions herein are limited to the effect of the foregoing laws as they presently exist. We assume no obligation to revise or supplement these opinions in the event of future changes in such laws or the interpretations thereof or such facts.

          B. Our opinions set forth above in paragraphs 1, 2 and 4 are subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers relating to, limiting or affecting the enforcement of creditors' rights generally and laws affecting distribution by corporations to stockholders, (ii) the application of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          C. We express no opinion as to the legality, validity, binding effect or enforceability of any provision in any agreement regarding rights of indemnity or contribution, which may be limited by applicable federal or state laws or by the policies underlying such laws.

          D. We express no opinion as to any consent, approval, authorization, registration or qualification that may be required under any state securities or Blue Sky laws.


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Fleetwood Enterprises, Inc.
Fleetwood Capital Trust
June 25, 1998
Page 4



          E. We express no opinion (i) with respect to the ability to obtain specific performance, injunctive relief or other equitable relief, whether sought in a proceeding in equity or at law, as a remedy for noncompliance with the Declaration, the Indenture, the Convertible Subordinated Debentures and the Guarantee Agreement and (ii) regarding the rights or remedies available to any party insofar as such party may take discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Declaration, the Indenture, the Convertible Subordinated Debentures and the Guarantee Agreement.

          F. We express no opinion with respect to the Declaration, the Indenture, the Convertible Subordinated Debentures and the Guarantee Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

          G. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any waiver by the Company under the Declaration, the Indenture, the Convertible Subordinated Debentures and the Guarantee Agreement or any consents by the Company thereunder relating to the rights of the Company or duties owing to it as a matter of law, except to the extent that the Company may so waive or consent under applicable law, (ii) provisions in the Declaration, the Indenture, the Convertible Subordinated Debentures and the Guarantee Agreement imposing an increase in interest rate upon failure to pay principal or interest when due or other occurrence of a default or (iii) any rights of setoff, other than as provided by Section 151 of the Debtor and Creditor Law of the State of New York, as interpreted by applicable judicial decisions.

          H. We express no opinion as to any provision of the Declaration, the Indenture, the Convertible Subordinated Debentures and the Guarantee Agreement requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by parties or that the doctrine of promissory estoppel might not apply.

     We hereby consent to the filing of these opinions as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. These opinions may not be quoted, in whole or in part, or copies thereof furnished, to any other person without our prior written consent.

                                            Very truly yours,

                                            /s/ GIBSON, DUNN & CRUTCHER LLP

                                            GIBSON, DUNN & CRUTCHER LLP

RED/GCT